   Exhibit 10.D

OPTION NO. ______________

BB&T CORPORATION

2004 STOCK INCENTIVE PLAN

Nonqualified Stock Option Agreement
(Employees)

Name of Participant:
Date of Grant:
Number of Shares Subject to Option:
Type of Option:	Nonqualified Option
Date Vesting Begins:
Expiration Date:

          THIS AGREEMENT (the “Agreement”), dated as of ___________ ___, 20__, between BB&T Corporation, a North Carolina corporation (“BB&T”) for itself and its Affiliates, and «First_Name» «MI» «Last_Name», an Employee of BB&T or an Affiliate (the “Participant”), is made pursuant and subject to the provisions of the BB&T Corporation 2004 Stock Incentive Plan, as it may be amended and/or restated (the “Plan”).

          BB&T desires to carry out the purposes of the Plan by affording the Participant an opportunity to purchase shares of BB&T’s common stock, $5.00 par value per share (the “Common Stock”), as hereinafter provided.

          In consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.

Incorporation of Plan. The rights and duties of BB&T and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which the Participant acknowledges is being delivered herewith or has been previously provided to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

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2.

Grant of Option. Pursuant to the Plan, effective as of ___________ ___, 20__ (the “Date of Grant”), BB&T grants to the Participant, subject to the terms and conditions of the Plan and the terms and conditions herein, the right and option (the “Option”) to purchase from BB&T all or any part of an aggregate of «Options_» shares (the “Shares”) of Common Stock at a purchase price (the “Option Price”) of $_______ per share, such Option Price being the Fair Market Value per share of Common Stock on the Date of Grant. This Option is designated as a Nonqualified Option and, as such, is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Such Option will be vested and exercisable as hereinafter provided.

3.	Terms and Conditions. The Option is subject to the following terms and conditions:

(a)

Expiration Date. The Option shall expire on ___________ ___, 20__ (the “Expiration Date”) (such term commencing with the Date of Grant and ending on the Expiration Date being referred to as the “Option Period”).

(b)

Exercise of Option. Except as provided in Sections 4, 5, 6, 7 and 9 and subject to the authority of the Administrator to accelerate the exercisability of this Option, this Option shall become vested and exercisable with respect to twenty percent (20%) of the Shares subject to the Option on the first anniversary of the Date of Grant and with respect to an additional twenty percent (20%) of the Shares subject to the Option on each anniversary of the Date of Grant over the following four years, so that the Option shall be fully vested and fully exercisable on the fifth anniversary of the Date of Grant. To the extent the Option has become vested and exercisable in accordance with the preceding sentence, it shall continue to be vested and exercisable until the earlier of the termination of the Participant’s rights hereunder pursuant to Sections 4, 5, 6, 7 and 9, or until the Expiration Date. The Option may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of the Option shall not affect the Participant’s right to exercise the Option with respect to the remaining Shares, subject to the conditions of the Plan and this Agreement. The Option may not be exercised at any time unless the Participant shall have been in the continuous service as an Employee of BB&T from the date hereof to the Date of Exercise of the Option, subject to the provisions of Sections 4, 5, 6, 7, 8 and 10.

(c)

Method of Exercising and Payment for Shares. The Option shall be exercised by written notice (the “Notice of Exercise”) accompanied by payment of the Option Price, delivered to the attention of the Human Systems Division at the office of BB&T Corporation, P.O. Box 1215, 200 West Second Street, Winston-Salem, North Carolina 27102, or at such other location selected by BB&T. The Date of Exercise shall be the date on which BB&T has received both the Notice of Exercise and payment of the Option Price (except as may be otherwise permitted for option exercises made pursuant to Section 6.05(c) of the Plan). Payment of the Option Price may be made (i) in cash or by cash equivalent, and, if permitted under applicable law, payment may also be made (ii) by delivery of shares of Common Stock owned by the Participant at the time of exercise for a period of at least six months (or such other time period necessary to avoid variable accounting or other accounting consequences deemed unacceptable to the Administrator); (iii) by delivery of written Notice of Exercise to BB&T and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to BB&T the amount of sale or loan proceeds to pay the Option Price; or (iv) by any combination of the foregoing methods. Shares delivered in payment of the Option Price shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator by applying the provisions of the Plan. Upon the exercise of an Option in whole or in part, payment of the Option Price in accordance with the provisions of the Plan and this Agreement, and satisfaction of such other conditions as may be established by the Administrator, BB&T shall promptly deliver to the Participant a certificate or certificates for the Shares purchased.

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In the event that the Option shall be exercised pursuant to this Section 3 by any person other than the Participant, the Notice of Exercise shall be accompanied by appropriate proof of the right of such person to exercise the Option.

(d)

Shareholder Rights. The Participant and his legal representative, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Option and shall not have any rights of a shareholder unless and until certificates for such Shares have been issued and delivered to him or them under the Plan. A certificate or certificates for Shares of Common Stock acquired upon exercise of the Option shall be issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of Notice of Exercise and payment of the Option Price (except as may otherwise be determined by BB&T in the event of payment of the Option Price pursuant to Section 6.05(c) of the Plan).

(e)

Nontransferability of Option. The Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in its sole discretion (and in a manner consistent with the registration provisions of the Securities Act). Except as may be permitted by the preceding sentence, (i) during the lifetime of the Participant, the Option may be exercised only by the Participant; and (ii) no right or interest of a Participant in the Option shall be liable for, or subject to, any lien, obligation or liability of such Participant. The designation of a beneficiary in accordance with the Plan shall not constitute a transfer.

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4.

Termination of Employment. Except as provided in Sections 5, 6, 7 and 8, in the event that the employment of the Participant with BB&T or an Affiliate terminates for any reason other than involuntary termination without Just Cause, Retirement, death or Disability, the Participant may exercise the Option only with respect to those Shares of Common Stock as to which the Option has become vested and exercisable pursuant to Section 3(b) as of the date of his termination of employment (the “Termination Date”). The Participant may exercise the Option with respect to such Shares no more than thirty (30) days after the date of the Participant’s Termination Date (but in any event prior to the Expiration Date).

5.

Involuntary Termination Without Just Cause. In the event that the Participant’s employment with BB&T or its Affiliates is involuntarily terminated by BB&T without Just Cause, the Option shall become fully vested and fully exercisable as of his Termination Date without regard to the installment exercise limitations set forth in Section 3(b). For purposes of this Agreement, the involuntary termination of the Participant by BB&T shall be without Just Cause unless the termination is on account of the Participant’s (a) dishonesty, theft or embezzlement; (b) refusal or failure to perform his assigned duties for BB&T or its Affiliates in a satisfactory manner; or (c) engaging in any conduct that could be materially damaging to BB&T or its Affiliates without a reasonable good faith belief that such conduct was in the best interest of BB&T or any of its Affiliates. The determination of Just Cause shall be made by the Administrator and its determination shall be final and conclusive. The Participant may exercise the Option following an involuntary termination without Just Cause until the Expiration Date.

6.

Exercise After Retirement. In the event that the Participant remains in the continuous employ of BB&T or its Affiliates from the Date of Grant until the Participant’s Retirement (as determined in accordance with the Plan), the Option shall become fully vested and fully exercisable as of the date of his Retirement without regard to the installment exercise limitations set forth in Section 3(b). The Participant may exercise the Option following his Retirement until the Expiration Date.

7.

Exercise in the Event of Death. In the event that the Participant remains in the continuous employ of BB&T or its Affiliates from the Date of Grant until his death, the Option shall become fully vested and fully exercisable as of the date of death without regard to the installment exercise limitations set forth in Section 3(b). The Option shall be exercisable by such person or persons who are designated as the Participant’s beneficiary in accordance with the terms of the Plan and this Agreement, or, if no such valid beneficiary designation exists, then by the Participant’s estate or by such person or persons as shall have acquired the right to exercise the Option by will or the laws of descent and distribution. The person or persons entitled to exercise the Option following the Participant’s death may exercise the Option until the Expiration Date.

8.

Exercise in the Event of Disability. In the event that the Participant remains in the continuous employ of BB&T or its Affiliates from the Date of Grant until the date of his Disability (as determined in accordance with the Plan), the Option shall become fully vested and fully exercisable as of the date of his termination of employment on account of his Disability without regard to the installment exercise limitations set forth in Section 3(b). The Participant may exercise the Option following such termination of employment until the Expiration Date.

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9.	Fractional Share. A fractional share shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share, such fraction shall be disregarded.

10.	Change of Corporate Control.

(a)

Notwithstanding Sections 3, 4, 5, 6, 7 and 8, and in the event that there is “Change of Control” as defined in this Section 10, of BB&T subsequent to the date hereof, the Option shall (subject to the terms of Section 10(c) herein) become fully vested and fully exercisable as of the effective date of such event without regard to the installment exercise limitations set forth in Section 3(b).

(b)

For purposes of this Section 10, a “Change of Control” will be deemed to have occurred on the earliest of the following dates: (i) the date any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), together with its affiliates, excluding employee benefit plans of BB&T and its Affiliates, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) of securities of BB&T representing twenty percent (20%) or more of the combined voting power of BB&T’s then outstanding securities; or (ii) the date when, as a result of a tender offer or exchange offer for the purchase of securities of BB&T (other than such an offer by BB&T for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period during the term of the Option constituted BB&T’s Board of Directors, plus new directors whose election or nomination for election of BB&T’s shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such two-year period (collectively, the “Continuing Directors”), cease for any reason during such two-year period to constitute at least two-thirds of the members of such Board of Directors; or (iii) the date the shareholders of BB&T approve a merger or consolidation of BB&T with any other corporation or entity regardless of which entity is the survivor other than a merger or consolidation which would result in the voting securities of BB&T or such surviving entity outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power of the voting securities of BB&T or such surviving entity outstanding immediately after such merger or consolidation (provided, however, that if consummation of such merger, consolidation or reorganization is subject to the approval of regulatory authorities, then, unless the Administrator determines otherwise, a “Change of Control” shall not be deemed to occur until the later of the date of approval of such merger or other event by the shareholders or the date of final regulatory approval of such merger or other event); or (iv) the date the shareholders of BB&T approve a plan of complete liquidation or winding-up of BB&T or an agreement for the sale or disposition by BB&T of all or substantially all of BB&T’s assets; or (v) any event occurs that the Board of Directors determines should constitute a change of control.

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(c)

Notwithstanding Section 10(a) and Section 10(b) herein, the term “Change of Control” shall not include any event which the Board of Directors of BB&T (or, if the event described in Section 10(b)(ii) above has occurred, a majority of the Continuing Directors), prior to the occurrence of such event, specifically determines, for the purpose of the Plan and/or this Agreement, is a “merger of equals” (regardless of the form of the transaction), unless such determination is revoked within one year after the occurrence of the event that otherwise would constitute a Change of Control by a majority of the directors of BB&T if BB&T is a surviving corporation, or by a majority of the directors of the surviving corporation if BB&T is not the surviving corporation, who in either case were Continuing Directors immediately prior to the effective time of such event or were elected or nominated for election as directors of the surviving corporation by a vote of at least two-thirds of the directors who were Continuing Directors immediately prior to such effective time. Any determination concerning whether a transaction is a “merger of equals” shall be solely within the discretion of the Board of Directors of BB&T or a majority of the Continuing Directors, as the case may be. In the event that the Board of Directors or the Continuing Directors, as the case may be, determine that a transaction does constitute a merger of equals, then, notwithstanding the provisions of Section 10(a) and Section 10(b) herein, the vesting and exercisability of the Option will not be accelerated due to the merger of equals, but the Option shall instead continue to vest and become exercisable, if at all, in accordance with the provisions of Sections 3, 4, 5, 6, 7, 8 and 10 herein.

11.

No Right to Continued Employment or Service; Forfeiture of Award. Neither the Plan, the grant of the Option nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of BB&T or an Affiliate or affect in any way with the right of BB&T to terminate an individual’s employment or service at any time. Except as otherwise expressly provided in the Plan or this Agreement, all rights of the Participant under the Plan with respect to the Option shall terminate upon termination of the employment or service of the Participant to BB&T.

12.

Superseding Agreement. This Agreement supersedes any statements, representations or agreements of BB&T with respect to the grant of the Option or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, nonsolicitation agreement, noncompetition agreement, employment agreement or any other similar agreement between the Participant and BB&T, including, but not limited to, any restrictive covenants contained in such agreements.

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13.

Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by BB&T of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with applicable law or changes to applicable law (including but in no way limited to Code Section 409A and related regulations or other guidance and federal securities laws).

14.	Withholding; Tax Matters.

(a)

BB&T shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to the Option. Prior to the delivery or transfer of any certificate for Shares or any other benefit conferred under the Plan, BB&T shall require the Participant to pay to BB&T in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by BB&T to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to the Option, by electing (the “election”) to have BB&T withhold shares of Common Stock from the Shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(b)

BB&T has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the Option or issuance or transfer of Shares following exercise of the Option, and the Participant is in no manner relying on BB&T or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon acquisition or disposition of the Shares subject to the Option and that the Participant should consult a tax advisor prior to such exercise or disposition. The Participant acknowledges that he has been advised that he should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that BB&T has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

15.

Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

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16.

Right of Offset. Notwithstanding any other provision of the Plan or the Agreement, BB&T may reduce the amount of any payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to BB&T that is then due and payable, and the Participant shall be deemed to have consented to such reduction.

17.

Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

18.

Notices. Any and all notices under the Option shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of BB&T, to its Human Systems Division to the attention of the Human Systems Division Manager, and in the case of the Participant, to the last known address of the Participant as reflected in BB&T’s records.

19.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law, and in accordance with applicable United States federal laws.

20.

Successors and Assigns. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the Participant and his executors, administrators and permitted transferees and beneficiaries and BB&T and its successors and assigns.

21.

Compliance with Laws; Restrictions on Option and Shares. BB&T may impose such restrictions on the Option and Shares or any other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, federal tax laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other provision in the Plan or this Agreement to the contrary, BB&T shall not be obligated to issue, deliver or transfer Shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). BB&T may cause a restrictive legend to be placed on any certificate for Shares issued pursuant to the Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

22.

Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Administrator shall have authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting BB&T or any Affiliate, or the financial statements of BB&T or any Affiliate, or of changes in applicable laws, regulations or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

10.D-8

23.

Cash Settlement. Notwithstanding any provision of the Plan or the Agreement to the contrary, the Administrator may cause the Option or portion thereof to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator, made to the holder of such canceled Award.

          IN WITNESS WHEREOF, BB&T has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

BB&T CORPORATION

By:	/s/ John A. Allison
Chairman and CEO

Participant

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